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                            SECURITIES PURCHASE AGREEMENT

                                       BETWEEN

                               INSURQUOTE SYSTEMS, INC.

                                         AND

                            CCC INFORMATION SERVICES INC.

                            DATED AS OF FEBRUARY 10, 1998

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                                  TABLE OF CONTENTS


                                                                            PAGE

1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.2  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

2.   PURCHASE OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.1  Purchase and Issuance of Securities. . . . . . . . . . . . . . . . . 8
     2.2  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . 9
     3.1  Organization; Good Standing; Qualification . . . . . . . . . . . . . 9
     3.2  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.3  Valid Issuance of Common Stock, the
          Subordinated Notes, and the Warrants . . . . . . . . . . . . . . . .10
     3.4  Governmental Consents. . . . . . . . . . . . . . . . . . . . . . . .10
     3.5  Capitalization and Voting Rights . . . . . . . . . . . . . . . . . .11
     3.6  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     3.7  Contracts and Other Commitments. . . . . . . . . . . . . . . . . . .12
     3.8  Related-Party Transactions . . . . . . . . . . . . . . . . . . . . .12
     3.9  Registration Right . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.10 Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.11 Compliance With Other Instruments. . . . . . . . . . . . . . . . . .13
     3.12 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     3.13 Title to Property and Assets; Leases . . . . . . . . . . . . . . . .14
     3.14 Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .15
     3.15 Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     3.16 Holding Company Act and Investment Company
          Act Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     3.17 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     3.18 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     3.19 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     3.20 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . .19
     3.21 Offering of the Shares . . . . . . . . . . . . . . . . . . . . . . .20
     3.22 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . .21
     3.23 Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . . . .22

4.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. . . . . . . . . . . . . .22
     4.1  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     4.2  No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

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     4.3  Acquire Entirely for Own Account . . . . . . . . . . . . . . . . . .23
     4.4  Reliance Upon Investor's Representations . . . . . . . . . . . . . .23
     4.5  Sophisticated Investor . . . . . . . . . . . . . . . . . . . . . . .23
     4.6  Access to Data . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     4.7  Restricted Securities. . . . . . . . . . . . . . . . . . . . . . . .24
     4.8  Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

5.   COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . .25
     5.1  Financial Statements and Other Reports . . . . . . . . . . . . . . .25
     5.2  Other Financial Information. . . . . . . . . . . . . . . . . . . . .27
     5.3  Inspection of Property . . . . . . . . . . . . . . . . . . . . . . .27
     5.4  Lost, Stolen, Destroyed or Mutilated
          Certificates or Subordinated Notes . . . . . . . . . . . . . . . . .27
     5.5  Limitation on Payment Restrictions . . . . . . . . . . . . . . . . .27
     5.6  Limitation on Transactions with Affiliates . . . . . . . . . . . . .28
     5.7  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     5.8  Maintenance, etc.. . . . . . . . . . . . . . . . . . . . . . . . . .28
     5.9  Nature of Business . . . . . . . . . . . . . . . . . . . . . . . . .29
     5.10 [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . . .29
     5.11 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .29
     5.12 Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .29
     5.13 Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . .29
     5.14 Notice of Suits, Adverse Changes in Business
          and Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     5.15 Liens or Encumbrances. . . . . . . . . . . . . . . . . . . . . . . .30
     5.16 Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     5.17 Consolidations, Mergers or Acquisitions. . . . . . . . . . . . . . .31
     5.18 [Intentionally Omitted.] . . . . . . . . . . . . . . . . . . . . . .31
     5.19 Fiscal Year-End. . . . . . . . . . . . . . . . . . . . . . . . . . .32
     5.20 Payments on Subordinated Debt. . . . . . . . . . . . . . . . . . . .32
     5.21 Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . .32
     5.22 Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     5.23 Disaster Recovery and Contingency Program. . . . . . . . . . . . . .32
     5.24 Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     5.25 Issuance of Additional Equity. . . . . . . . . . . . . . . . . . . .33
     [Intentionally Omitted].. . . . . . . . . . . . . . . . . . . . . . . . .33

6.   [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . . . .33

7.   DEFAULTS AND EVENTS OF DEFAULT UNDER THE NOTES. . . . . . . . . . . . . .33

8.   CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING . . . . . . . . . . . . .35
     8.1  Representations and Warranties . . . . . . . . . . . . . . . . . . .36

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     8.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     8.3  Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     8.4  Proceedings and Documents. . . . . . . . . . . . . . . . . . . . . .36
     8.5  Opinion of Company Counsel . . . . . . . . . . . . . . . . . . . . .36
     8.6  Investment Agreement . . . . . . . . . . . . . . . . . . . . . . . .36
     8.7  Registration Rights Agreement. . . . . . . . . . . . . . . . . . . .37
     8.8  Restated Articles. . . . . . . . . . . . . . . . . . . . . . . . . .37
     8.9  Purchase Documents . . . . . . . . . . . . . . . . . . . . . . . . .37
     8.10 Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . .37
     8.11 Blue Sky . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     8.12 Marketing and Sales Agreement. . . . . . . . . . . . . . . . . . . .37

9.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. . . . . . . . . . . .37
     9.1  Representations and Warranties . . . . . . . . . . . . . . . . . . .37
     9.2  Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.3  Opinion of Investor's Counsel. . . . . . . . . . . . . . . . . . . .38
     9.4  Blue Sky . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.5  Investment Agreement . . . . . . . . . . . . . . . . . . . . . . . .38
     9.6  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.7  Proceedings and Documents. . . . . . . . . . . . . . . . . . . . . .38
     9.8  Purchase Documents . . . . . . . . . . . . . . . . . . . . . . . . .39
     9.9  Registration Rights Agreement. . . . . . . . . . . . . . . . . . . .39
     9.10 Marketing and Sales Agreement. . . . . . . . . . . . . . . . . . . .39
     9.11 Restated Articles. . . . . . . . . . . . . . . . . . . . . . . . . .39

10.  [Intentionally Omitted].. . . . . . . . . . . . . . . . . . . . . . . . .39

11.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     11.1 Indemnification by the Company . . . . . . . . . . . . . . . . . . .39
     11.2 Indemnification by the Investor. . . . . . . . . . . . . . . . . . .40

12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     12.1 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .41
     12.2 Expiration of Warranties . . . . . . . . . . . . . . . . . . . . . .41
     12.3 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .42
     12.4 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     12.5 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     12.6 Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . .42
     12.7 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     12.8 Finder's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     12.9 Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . .44
     12.10 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     12.11 Specific Enforcement. . . . . . . . . . . . . . . . . . . . . . . .44

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APPENDIX I          Alternative Covenants

EXHIBITS

     EXHIBIT A      Second Amended and Restated Articles of
                    Incorporation
     EXHIBIT B      Form of Subordinated Notes
     EXHIBIT C      Form of Warrants
     EXHIBIT D      Terms and Mechanics of Look Back Adjustment
     EXHIBIT E      Investment Agreement
     EXHIBIT F      Opinion of Company Counsel
     EXHIBIT G      Performance Targets
     EXHIBIT H      Registration Rights Agreement
     EXHIBIT I      Opinion of Winston & Strawn
     EXHIBIT J      Employment Agreements
     EXHIBIT K      Marketing and Sales Agreements

SCHEDULES

     Schedule 3          Schedule of Exceptions
     Schedule 3.1        Organization of the Company
     Schedule 3.3        Valid Issuance of Common Stock
     Schedule 3.5(iii)   Outstanding Shares of Capital Stock
     Schedule 3.5(v)     Outstanding Options and Warrants
     Schedule 3.6        Subsidiaries
     Schedule 3.7        Contracts and Other Commitments
     Schedule 3.8        Related Party Transactions
     Schedule 3.9        Registration Rights
     Schedule 3.10       Permits
     Schedule 3.11       Compliance with Other Instruments
     Schedule 3.12       Litigation
     Schedule 3.13       Title to Property and Assets; Leases
     Schedule 3.14       Financial Statements
     Schedule 3.15       Changes
     Schedule 3.17       Taxes
     Schedule 3.19       ERISA Plans
     Schedule 3.20       Environmental Matters
     Schedule 3.22(a)    Intellectual Property
     Schedule 3.22(b)    Owned Software
     Schedule 3.22(d)    Third Party Software
     Schedule 3.22(g)    Intellectual Property Compliance

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     Schedule 3.22(h)    Proprietary Information and Inventions Agreements
     Schedule 5.6        Transactions with Affiliates
     Schedule 5.15(f)    Liens and Encumbrances
     Schedule 5.16(c)    Senior Debt
     Schedule 9.2        Third Party Consents

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                            SECURITIES PURCHASE AGREEMENT



          This Securities Purchase Agreement is made as of the 10th day of February, 1998, by and between InsurQuote Systems, Inc., a Utah corporation (the "Company"), and CCC Information Services Inc., a Delaware corporation (the "Investor").

          The Company and the Investor are entering into this Agreement in connection with the issuance and sale by the Company to the Investor of (i) 333,750 shares of Common Stock, (ii) 145,414 shares of Series C Preferred Stock, (iii) 320,203 shares of Series D Preferred Stock, (iv) $8,900,000 of the Subordinated Notes and (v) Warrants to acquire up to 440,350 shares of the Common Stock.

          The parties hereto agree as follows:

1.   DEFINITIONS

          1.1 GENERAL. Each term defined in the preamble and in the recitals of this Agreement shall have the meaning set forth above whenever used herein, unless otherwise expressly provided or unless the context clearly requires otherwise.

          1.2 DEFINITIONS. As used herein, the following terms shall have the meanings ascribed to them in this SECTION 1.2:

          AFFILIATE.  As defined in SECTION 3.8.

          AGREEMENT. This Securities Purchase Agreement, together with all Exhibits and Schedules referred to herein, as amended, modified or supplemented from time to time in accordance with the terms hereof.

          ANCILLARY AGREEMENT.  As defined in SECTION 3.1.

          ASSOCIATE.  As defined in SECTION 3.8.

          BANKRUPTCY CODE.  As defined in SECTION 7(h).

          CAPITAL EXPENDITURES (INCLUDING CAPITALIZED SOFTWARE). Means expenditures (a) for any fixed assets or improvements,

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replacements, substitutions or additions thereto that have a useful life or more than one (1) year and an individual cost in excess of $1,000 per item, including direct or indirect acquisition of such assets, or (b) for any Capital Leases. NOTWITHSTANDING THE FOREGOING, the term Capital Expenditures does not include permitted acquisitions under SECTION 5.17.

          CAPITAL LEASES. Means capital leases and subleases as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13 dated November 1976 (as amended and updated from time to time).

          CCC OPTION.  As defined in the Investment Agreement.

          CHANGE OF CONTROL. Any "person" or "group" (as defined in Section 13(d) and 14(d) of the Exchange Act), other than Investor and current shareholders of the Company, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding voting stock of the Company or the Company becomes subject to a consolidation or merger with another corporation and the shareholders of the Company immediately prior to such transaction own less than 50% of the voting power of the surviving corporation, or the Company sells or transfers a majority of its assets to a third party.

          CLOSING. The actual conveyance, transfer, assignment and delivery of the Securities in exchange for the consideration payable to the Company on the Closing Date pursuant to this Agreement.

          CLOSING DATE. Five (5) days following the date on which Investor and the Company mutually agree all closing conditions have been satisfied (or will be satisfied on the Closing Date) or waived or such other date as Investor and the Company may mutually agree in writing in either case, upon which the Closing shall occur.

          COMMON STOCK.  The common stock of the Company, with no par value.

          COMMISSION.  Means the Securities and Exchange Commission.

                                       4
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          COMPANY.  As defined in the preamble hereto.

          COMPANY INDEMNIFIED PARTY.  As defined in SECTION 11.2(b).

          COMPANY PLAN.  As defined in SECTION 3.19(g).

          COMPANY'S KNOWLEDGE. The knowledge of the officers of the Company after due inquiry and reasonable investigation.

          CONSENTS.  As defined in SECTION 3.4.

          CONTENT. Insurance company-specific rating information for personal auto insurance, obtained by the Company and integrated with the Company's rating software for the purpose of developing insurance premiums and completing other rating functions consistent with the Company's software.

          DEFAULT.  As defined in SECTION 7.

          EMPLOYMENT AGREEMENTS.  As defined in SECTION 8.10.

          ERISA.  As defined in SECTION 3.19(g).

          EVENT OF DEFAULT.  As defined in SECTION 7.

          EXCHANGE ACT.  The Securities Exchange Act of 1934, as amended.

          FINANCIAL STATEMENTS.  As defined in SECTION 3.14(a).

          FULLY-DILUTED VOTING POWER.  As defined in the Investment Agreement.

          GAAP. Means generally accepted accounting principles in the United States as in effect from time to time.

          GOVERNMENTAL AUTHORITY. Shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

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          INDEBTEDNESS.  Except as otherwise agreed to herein, means, without duplication, (i) any obligation of such Person for borrowed money, including, without limitation, (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, and (b) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person, (ii) any obligation of such Person on account of deposits or advances other than in the ordinary course of business but in no event greater than $1,000,000, (iii) any obligation of such Person for the deferred purchase price of any property or services, except trade accounts payable, (iv) any obligation of such Person as lessee under a Capital Lease, and (v) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is liable as a general partner or a joint venturer.

          INTELLECTUAL PROPERTY.  As defined in SECTION 3.22(a).

          INVESTMENT AGREEMENT.  As defined in SECTION 8.6.

          INVESTOR.  As defined in the preamble hereto.

          INVESTOR INDEMNIFIED PARTY.  As defined in SECTION 11.1(b).

          KEY MAN INSURANCE. One or more insurance policies issued by one or more insurers reasonably acceptable to the Investor on the lives of Dave Whetten, Bill Woahn and Frank Weinrauch, each having a death benefit to the Company at all times of not less than $1,000,000.

          LIEN. Shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, other than a lease properly classified as an operating lease under GAAP. The term "Lien" shall also include liens and encumbrances affecting Property. For the purpose of this Agreement, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the

                                       6
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Property has been retained by or vested in some other Person for security purposes.

          LOSSES.  As defined in SECTION 11.1.

          MARKETING AGREEMENT.   As defined in SECTION 8.12.

          MATERIAL ADVERSE EFFECT. Shall mean the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, except for those events or conditions that are primarily caused by conditions affecting the United States economy as a whole or affecting the industry in which the Company competes as a whole, (a) has or may be reasonably expected to have a material adverse effect upon the business operations, assets, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) materially impairs the ability of the Company or any of its Subsidiaries to perform its respective obligations under the Purchase Documents to which it is a party.

          MATERIAL INDEBTEDNESS.  As defined in SECTION 7(k).

          ORGANIC DOCUMENT. Means, relative to any entity, its certificate and articles of incorporation or organization, its by-laws or operating agreements, all equity holder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its member interests, and any other arrangements relating to the control or management of any such entity (whether existing as a corporation, a partnership, an LLC or otherwise).

          OWNED SOFTWARE.  As defined in SECTION 3.22(b).

          PERMITTED GUARANTEES.  As defined in SECTION 5.24.

          PERMITTED INDEBTEDNESS.  As defined in SECTION 5.16

          PERMITTED LIENS.  Those Liens not prohibited by SECTION 5.15.

          PERMITTED PURCHASE MONEY INDEBTEDNESS.  Indebtedness permitted by
SECTION 5.16(b).

                                       7
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          PERMITTED SENIOR DEBT. As set forth on SCHEDULE 5.16(c) hereto.  When such Permitted Senior Debt is repaid by the Company, Permitted Senior Debt shall be reduced by the amount of such repayment.

          PERSON. Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

          PLAN.  As defined in SECTION 3.19(g).

          PROPERLY CONTESTED. A contest currently being conducted by the Company in good faith by appropriate proceedings diligently prosecuted.

          PROPERTY. Shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          PURCHASE DOCUMENTS.  As defined in SECTION 3.11.

          PURCHASE MONEY LIENS. Liens arising in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets.

          PURCHASE PRICE.  As defined in SECTION 2.1(a).

          REGISTRATION RIGHTS AGREEMENT.  As defined in SECTION 8.7.

          REPORTABLE EVENT. Shall mean a Reportable Event as defined in Section 4043(b) of ERISA as to which the PBGC has not by regulation waived the requirement that it be notified within 30 days of the occurrence of such an event.

          RESTATED ARTICLES. The Second Amended and Restated Articles of Incorporation of the Company in the form attached hereto as EXHIBIT A.

          RETIREE WELFARE PLAN.  As defined in SECTION 3.19(g).

                                       8
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          SECURITIES.  The shares of Common Stock, Series C Preferred Stock,
Series D Preferred Stock, Series E Preferred Stock and the Subordinated Notes and the Warrants being acquired by the Investor pursuant to the Purchase Documents.

          SECURITIES ACT.  Shall mean the Securities Act of 1933, as amended.

          SENIOR DEBT DOCUMENTS. The documents pursuant to which the Company is indebted under the Permitted Senior Debt.

          SERIES A PREFERRED STOCK. The preferred stock of the Company, designated series A, no par value per share.

          SERIES B PREFERRED STOCK. The preferred stock of the Company, designated series B, no par value per share.

          SERIES C PREFERRED STOCK. The preferred stock of the Company, designated series C, no par value per share.

          SERIES D PREFERRED STOCK. The preferred stock of the Company, designated series D, no par value per share.

          SERIES E PREFERRED STOCK. The preferred stock of the Company, designated series E, no par value per share.

          SOFTWARE.  Collectively, the Owned Software and the Third Party
Software.

          STEP UP EVENT OF DEFAULT.  As defined in SECTION 7.

          STOCK OPTION PLAN. The 1994 Stock Option Plan of the Company, as amended and restated.

          SUBORDINATED NOTES. The 7.5% senior subordinated notes of the Company in the form attached to this Agreement as EXHIBIT B.

          SUBSIDIARY. Means (i) any Person of which 50% or more of the securities having ordinary voting power for the election of directors are at the time owned directly or indirectly by the Company or any Subsidiary thereof, (ii) any Person of which 50% or more of the joint venture, limited partnership or partnership interests are at the time owned directly or indirectly by the

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Company or any Subsidiary thereof or (iii) any Person which is a limited partnership in which the Corporation or any Subsidiary is at the time the general partner or at the time owns 50% or more of the general partner of such Person.

          SUBSIDIARIES' KNOWLEDGE. The knowledge of the officers of each Subsidiary after due inquiry and reasonable investigation.

          TAXES. All federal, state, local, foreign and provincial income, capital gains, property transfer, payroll, withholding, excise, sales, use, use and occupancy, mercantile, real estate, personal property, value added, capital stock, franchise or other taxes, assessments or charges and estimated taxes relating thereto.

          THIRD PARTY SOFTWARE.  As defined in SECTION 3.22(b).

          WARRANTS. The warrants of the Company in the form attached to this Agreement as EXHIBIT C.

          WELFARE PLAN.  As defined in SECTION 3.19(g).

2.   PURCHASE OF SECURITIES

          2.1  PURCHASE AND ISSUANCE OF SECURITIES

          (a) Upon the terms and subject to the conditions of this Agreement, the Investor agrees to acquire, and the Company agrees to issue to the Investor, 333,750 shares of Common Stock, 145,414 shares of Series C Preferred Stock,
(iii) 320,203 shares of Series D Preferred Stock, (iv) $8,900,000 face amount of the Subordinated Notes which shall bear interest as provided in such notes and shall mature and be due on February 10, 2003 and (v) Warrants to acquire 440,350 shares of Common Stock. In consideration of the issuance of the Securities and the granting of the Option, the Investor will pay the following to the Company at the Closing: (i) $1,530,114 for the Common Stock, (ii) $5,000,000 for the Series C Preferred Stock, (iii) $4,469,886 for the Series D Preferred Stock,
(iv) $8,900,000 for the Subordinated Notes and (v) $100,000 for the Warrants (collectively, the "PURCHASE PRICE").

          (b) If, and only if, the Company performs as set forth in the memorandum attached hereto as EXHIBIT D, the Investor shall make an adjustment to its investment (including the Stage II

Investment as set forth in Section 2.2. of the Investment Agreement) hereunder as calculated in EXHIBIT D. In such a case, the Investor will either (i) make an additional capital contribution in cash to the Company, or
(ii) in lieu of the capital contribution set forth in clause (i), reduce its equity ownership in the Company by canceling the Warrants in part and returning shares of the Common Stock as provided in EXHIBIT D and adjusting the conversion features of the Series C Preferred Stock and the Series D Preferred Stock in a manner consistent with EXHIBIT D. The Investor shall in its sole discretion use the method of adjusting its investment under this paragraph (b) as more fully set forth in EXHIBIT D.

          2.2  CLOSING

          The Closing shall take place at the office of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois, at 10:00 a.m. local time, February 10, 1998, or at such other time, date or place as the Company and the Investor may mutually agree upon in writing. At the Closing, the Company shall deliver to the Investor certificates representing the shares of Common Stock and Series C Preferred Stock, Series D Preferred Stock and the Subordinated Notes and the Warrants that the Investor is acquiring in exchange for the delivery by the Investor to the Company of the Purchase Price by wire transfer of federal funds as directed by the Company.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Investor that, except as set forth on SCHEDULE 3, under the title "Exceptions," furnished to the Investor specifically identifying the relevant subparagraphs hereof:

          3.1  ORGANIZATION; GOOD STANDING; QUALIFICATION

          Except as set forth on SCHEDULE 3.1 hereto, the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, the Investment Agreement, and the Registration Rights Agreement, the Subordinated Notes, the Warrants and any Ancillary Agreement, to execute, issue and deliver the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Subordinated Notes and the Warrants, and to carry out the provisions of this Agreement, the Investment Agreement, the Registration Rights Agreement, the Restated Articles, the Subordinated Notes, the Warrants and any Ancillary Agreement. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect. For purposes of this Agreement, the term "ANCILLARY AGREEMENT" shall refer collectively to the Employment Agreements and the Restated Articles.

          3.2  AUTHORIZATION

          All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investment Agreement, the Registration Rights Agreement, and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Subordinated Notes and the Warrants being sold hereunder has been taken, and for the authorization and reservation for issuance of the Series E Preferred Stock. This Agreement, the Investment Agreement, the Registration Rights Agreement, the Subordinated Notes, the Warrants and any Ancillary Agreement have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms (except as enforcement hereof or thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers). Prior to the Closing, the Restated Articles will have been filed with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah in accordance with the Utah Revised Business Corporation Act.

          3.3 VALID ISSUANCE OF COMMON STOCK, THE SUBORDINATED NOTES, AND THE WARRANTS

          Except as set forth on SCHEDULE 3.3 hereto, the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Subordinated Notes and the Warrants that are being acquired by the Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free and clear of all liens, pledges, security interests, options, rights of first refusal, encumbrances, claims, preemptive rights and other third party rights other than as provided hereunder, the Investment Agreement, the Registration Rights Agreement and any Ancillary Agreement and under applicable state and federal securities laws.

          3.4  GOVERNMENTAL CONSENTS

          No consent, approval, qualification, order or authorization of, or declaration or filing with, any local, state, or federal governmental authority ("CONSENTS") is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of the Investment Agreement and the Purchase Documents and the offer, sale, issuance or delivery of the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Subordinated Notes, or the Warrants by the Company, except (i) the filing of the Restated Articles with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah, and (ii) such Consents as have been made prior to the Closing, except that any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act, or such postclosing filings as may be required under applicable state securities laws, any of which will be timely filed within the applicable periods therefor.

          3.5  CAPITALIZATION AND VOTING RIGHTS

          The authorized capital stock of the Company consists, or will consist immediately prior to the Closing, of:

          (i) PREFERRED STOCK. 3,000,000 shares of preferred stock, of which 167,399 shares have been designated Series A Preferred Stock, 695,485 shares have been designated Series B Preferred Stock, 1,075,117 shares have been designated Series C Preferred Stock, 320,203 shares have been designated as Series D Preferred Stock and 100 shares have been designated as Series E Preferred Stock. Shares of the Company's preferred stock will be issued and outstanding immediately prior to the Closing as follows: 103,500 shares of Series A Preferred 603,164 shares of Series B Preferred Stock, no shares of Series C Preferred Stock, no shares of Series D Preferred Stock, and no shares of Series E Preferred Stock.

          (ii) COMMON STOCK. 7,000,000 shares of Common Stock, of which 636,723 shares are issued and outstanding.

          (iii) The outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock are owned by the stockholders and in the numbers specified in SCHEDULE 3.5(iii) hereto.

          (iv) The outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock have been issued in accordance with the registration or qualification provisions of the Securities Act or exemptions therefrom and any relevant state securities laws or pursuant to valid exemptions therefrom.

          (v) Except for (A) rights arising under the Investment Agreement, (B) currently outstanding options to purchase 398,630 shares of Common Stock, and
(C) certain options and warrants set forth on SCHEDULE 3.5(V) hereto, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 148,241 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Company's Stock Option Plan or for direct stock awards to employees. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

          3.6  SUBSIDIARIES

          SCHEDULE 3.6 hereto lists each of the Subsidiaries. Each of the Subsidiaries is duly organized and existing under the laws of the jurisdiction in which it is incorporated or organized and is in good standing under such laws. Each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction (domestic or foreign) in which the nature of the respective business conducted or property owned by it makes such a qualification necessary and where the failure to so qualify would have a Material Adverse Effect. All of the outstanding shares of the capital stock of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned by the Company, free and clear of any Lien. To the Company's Knowledge, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from any Subsidiary of any shares of its capital stock. None of the Subsidiaries is a party or subject to any agreement or understanding, and, to the Company's Knowledge, there is no agreement or understanding between any persons, that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of any of the Subsidiaries.

          3.7  CONTRACTS AND OTHER COMMITMENTS

          Set forth on SCHEDULE 3.7 hereto is a list of all contracts, agreements, leases, commitments, or proposed transactions, written or oral, absolute or contingent which are material to the Company and its Subsidiaries taken as a whole.

          3.8  RELATED-PARTY TRANSACTIONS

          Except as set forth on SCHEDULE 3.8 hereto, no employee, officer, or director of the Company or any of the Subsidiaries or any "AFFILIATE" or "ASSOCIATE" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such employee, officer or director or member of his or her immediate family is indebted to the Company or any of the Subsidiaries, nor is the Company or any of the Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's Knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any of the Subsidiaries is affiliated or with which the Company or any of the Subsidiaries has a business relationship, or any firm or corporation that competes with the Company or any of the Subsidiaries, except that employees, officers, or directors of the Company or the Subsidiaries, their Affiliates and Associates and members of their immediate families may own stock in publicly traded companies that may compete with the Company. There are no transactions, excluding normal wages, stock options and other benefits in accordance with standard Company employment policies and arrangements between the Company or the Subsidiaries on the one hand and any employee or director of the Company or the Subsidiaries, or any Affiliate, Associate or member of the immediate family of any such employee or director on the other hand, in effect on the Closing and involving, directly or indirectly, the (i) payment by the Company or any of the Subsidiaries to any such employee or director or any Affiliate, associate or member of the immediate family of any such employee or director, of any aggregate amount in excess of $25,000 or (ii) transfer of property by the Company or any of the Subsidiaries to any such employee or director or any Affiliate, Associate or member of the immediate family of any such employee or director, having an aggregate value in excess of $25,000. Payments of cash and transfers of property to the Affiliates, Associates and members of the immediate family of a person shall be aggregated with payments of cash and transfers of property to such person for purposes of determining whether the payments of cash or transfers of property to such person have an aggregate value which exceeds $25,000.

          3.9  REGISTRATION RIGHTS

          Except as provided in the Registration Rights Agreement, or as set forth on SCHEDULE 3.9 hereto, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

          3.10 PERMITS

          Except as set forth on SCHEDULE 3.10 hereto, the Company and the Subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of their respective businesses as now being conducted by each of them, the lack of which could, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in default of or in violation in any material respect of any of such franchises, permits, licenses or other similar authority.

          3.11 COMPLIANCE WITH OTHER INSTRUMENTS

          Neither the Company nor any of the Subsidiaries is in violation or default (i) of any provision of its charter or bylaws,

(ii) in any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or (iii) of any judgment, order, writ, decree, statute, rule, or regulation applicable to the Company or the Subsidiaries other than, with respect to Clause (ii) or (iii), such violations or defaults which, individually or in the aggregate, do not have a Material Adverse Effect. Neither the execution and delivery of this Agreement, the Investment Agreement, the Registration Rights Agreement, the Subordinated Notes, the Warrants and any Ancillary Agreement, nor the consummation of the transactions contemplated hereby and thereby, will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Restated Articles or bylaws of the Company, or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries or any of their respective property is subject other than breaches, defaults or violations set forth on SCHEDULE 3.11 or which, individually or in the aggregate, do not have a Material Adverse Effect or materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Investment Agreement, the Registration Rights Agreement, the Subordinated Notes, the Warrants, the Restated Articles and any Ancillary Agreement (collectively, the "PURCHASE DOCUMENTS").

          3.12 LITIGATION

          There is no action, suit, proceeding, or investigation pending or to the Company's Knowledge currently threatened against the Company or any of the Subsidiaries or any of their respective properties or assets, that questions the validity of any of the Purchase Documents or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect, or in any material change in the current equity ownership of the Company or the Subsidiaries (including, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's or the Subsidiaries' employees, their use in connection with the Company's or the Subsidiaries' businesses of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company or the Subsidiaries with potential backers of, or investors in, the Company or the Subsidiaries or their proposed businesses). Neither the Company nor any of the Subsidiaries is a party to, or to the best of the Company's Knowledge, named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, or proceeding initiated by the Company or any of the Subsidiaries currently pending or that the Company or any of the Subsidiaries currently intends to initiate, except as set forth on SCHEDULE 3.12 hereto.

          3.13 TITLE TO PROPERTY AND ASSETS; LEASES

          Except (a) as reflected in the Financial Statements, (b) for liens for current taxes not yet delinquent, (c) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (d) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or
(e) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company and the Subsidiaries have good and marketable title to their respective properties and assets free and clear of all mortgages and Liens other than those Liens which, individually or in the aggregate, do not have a Material Adverse Effect except as set forth on SCHEDULE 3.13, hereto. With respect to the property and assets it leases, the Company and the Subsidiaries are in compliance with such leases and hold a valid leasehold interest free of any Liens, subject to clauses
(a)-(e) above. The Company and the Subsidiaries maintain insurance in such amounts and of such a character as is usually maintained by or required for companies engaged in the same or similar business.

          3.14 FINANCIAL STATEMENTS

          (a) The Company has delivered to the Investor its audited financial statements, including the consolidated balance sheets as of June 30, 1997 and 1996 and related unaudited consolidating balance statements and the related consolidated and unaudited consolidating statements of operations, statements of stockholders' deficit and statements of cash flows for the fiscal years then ended, and the related notes thereto (collectively such audited and unaudited financial statements are referred to as the "FINANCIAL STATEMENTS").

          (b) The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present the financial condition, operating results and cash flows of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, as of the date of this Agreement, the Company has no material liabilities, contingent or otherwise, of a nature required under GAAP to be disclosed on a balance sheet or notes to financial statements of the Company other than liabilities incurred in the ordinary course of business subsequent to June 30, 1997. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. The Company maintains a standard system of accounting (except as set forth on SCHEDULE 3.14 hereto)and maintains and will continue to maintain the books and records of the Company in a manner which permits the Company to prepare financial statements in accordance with GAAP.

          3.15 CHANGES

          Except as contemplated or permitted by this Agreement or as set forth in SCHEDULE 3.15 hereto, since June 30, 1997 through the date of this Agreement, there has not been:

          (a) any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements that has had, in the aggregate, a Material Adverse Effect;

          (b) any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect;

          (c) any waiver or compromise by the Company or any of the Subsidiaries of a materially valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any Lien or payment of any obligation by the Company or any of the Subsidiaries, except in the ordinary course of business and that is not, individually or in the aggregate, material to the business, operations, condition (financial or other), results of operations, assets, properties or prospects of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (e) any material change to a material contract or arrangement by which the Company or any of the Subsidiaries or any of their assets are bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of the Subsidiaries;

          (g) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other intangible assets, except in the ordinary course of business;

          (h) any resignation or termination of employment of any officer or key employee of the Company or any of the Subsidiaries; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer or employee;

          (i) any receipt of notice that there has been a loss of, or material order cancellation or reduction by, any customer of the Company or any of the Subsidiaries which has accounted for 10% or more of the Company's revenues in the year ended June 30, 1997;

          (j) in any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company or any of the Subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (k) any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of its employees, officers, or directors, or any members of their immediate families, other than (i) normal travel advances and other advances made in the ordinary course of its business, or (ii) loans or guarantees which do not exceed $100,000 in the aggregate;

          (l) any declaration, setting aside, or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

          (m) to the Company's knowledge, any other event or condition of any character that, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect; or

          (n) any agreement or commitment by the Company or any of the Subsidiaries to do any of the things described in this SECTION 3.15 (other than negotiations with the Investor regarding the transactions contemplated by this Agreement).

          3.16 HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS

          The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          3.17 TAXES

          Except as set forth on SCHEDULE 3.17 hereto, the Company and the Subsidiaries have filed all required Tax returns and reports which are material and have paid, or adequately provided for the payment of, all Taxes, assessments and other governmental charges imposed upon them or upon any of their respective assets, income or franchises.

          3.18 DISCLOSURE

          Neither this Agreement nor the Schedules hereto nor any certificate referred to herein furnished to the Investor by or on behalf of the Company pursuant to this Agreement or any other Purchase Document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          3.19 ERISA

          (a) SCHEDULE 3.19 hereto sets forth a true, correct, and complete list of all Plans. The Company and the Subsidiaries have, with respect to each Company Plan, made available to the Investor true and complete copies of (i) all Plan documents and agreements; (ii) the most recent summary plan description for each Plan and material employee communications; (iii) the most recent annual report
(including all Schedules thereto); and (iv) if the Plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service or opinion letter received from the sponsor of a prototype plan.

          (b) To the Company's Knowledge, with respect to each Plan, neither the Company nor any of the Subsidiaries has direct or indirect, actual or contingent, liability, other than to make payments for contributions, premiums or benefits when due in the ordinary course, all of which payments that are due and owing have been made and no Plan is a "defined benefit plan" (as defined in Section 3(35) of ERISA). No assets of the Company or any of the Subsidiaries are subject to any lien under Sections 302(f), 306(a), 307(a), 412 or 4068 of ERISA or Sections 401(a)(29) or 412(n) of the Code.

          (c) With respect to each Company Plan: (i) each such Plan materially conforms to, and its administration is in material compliance with, all applicable laws and regulations; (ii) each such Plan is intended to qualify under Sections 401(a) or 403(a) of the Code so qualifies; (iii) all payments required, due and owing with respect to such Plans to date have been made, all amounts accrued as liabilities and expenses of the Company and the Subsidiaries through the date of the Financial Statements which have not been paid have been properly reflected in the Financial Statements through the date of the Financial Statements; (iv) to the Company's Knowledge all payments, contributions, and premiums paid or required to be paid meet the requirements for deductibility under the Code, and no payment is required under any such Plan that, by operation of Section 280G of the Code, would not be deductible; (v) no such Plan is subject to Section 302 of ERISA or Section 412 of the Code; (vi) no such Plan is subject to Title IV of ERISA; (vii) there are no actions, suits or claims pending or, to the knowledge of the Company, threatened (other than routine claims for benefits); (viii) each such Plan that is a group health plan has been operated in compliance with Section 4980B of the Code at all times, except to the extent that non-compliance has not resulted or will not result in a material liability; and (ix) no event, condition or circumstance has occurred or is expected to occur that could result in a partial termination (within the meaning of Section 411(d)(3) of the Code) of such Plan.

          (d) No Company Plan is funded through a "rabbi trust" or similar funding vehicle, and no assets of the Company are held in such a trust or funding vehicle. Except as specified on SCHEDULE 3.19 hereto there are no (i) Retiree Welfare Plans, (ii) unfunded benefit obligations of the Company relating to former or current employees of the Company or any of the Subsidiaries that are not fairly reflected by reserves shown in the Financial Statements or (iii) reserves, assets, surplus or prepaid premiums under any Welfare Plan. Except as set forth in SCHEDULE 3.19 hereto, no Company Plan provides for severance pay, unemployment compensation or any similar payment with respect to any current or former employee, officer, director or agent of or consultant to the Company or any of the Subsidiaries. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer, director or agent of or consultant to the Company or any of the Subsidiaries to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting of or increase the amount of compensation due to any current or former employee, officer, director or agent of or consultant to the Company or any of the Subsidiaries, or (iii) constitute or involve a "prohibited transaction" (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code).

          (e) The Company or any of the Subsidiaries, as the case may be, has the unqualified right to prospectively amend, modify and terminate each Company Plan (except to the extent prohibited by law).

          (f) No Company Plan is a "multiple employer plan" or a "multiemployer plan" within the meaning of ERISA or the Code; and neither the Company nor any of the Subsidiaries has direct or indirect, actual or contingent, liability with respect to any partial or complete withdrawal (as such terms are defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

          (g)  As these terms are used in this Section:

          "Company Plan" means any Plan that provides benefits with respect to employees or former employees of the Company or any of the Subsidiaries.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Plan" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA with respect to which the Company or any of the Subsidiaries has any direct or indirect, fixed or contingent, liability.

          "Welfare Plan" means any Plan that is a welfare plan within the meaning of Section 3(1) of ERISA and provides benefits with respect to employees or former employees of the Company or any of the Subsidiaries.

          "Retiree Welfare Plan" means any Welfare Plan that provides benefits with respect to employees or former employees of the Company or any of the Subsidiaries beyond their retirement or other termination of service (other than coverage mandated under Section 4980B of the Code).

          3.20 ENVIRONMENTAL MATTERS

          Neither the Company nor any of the Subsidiaries has disposed of or arranged for the disposal of any hazardous substances, other than in conformity with applicable laws and regulations, at any facility, location or site owned or leased by the Company or any of the Subsidiaries except to the extent that such disposals do not, individually or in the aggregate, have a Material Adverse Effect and, to the Company's Knowledge, neither the Company nor any of the Subsidiaries has been designated a potentially liable party for remedial action or response costs in connection with such facility, location or site under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, the Toxic Control Substance Act, the Clean Water Act, the Clean Air Act or comparable state statutes, except to the extent that any such designation does not have a Material Adverse Effect. Except as set forth on SCHEDULE 3.20 hereto, to the Company's Knowledge, except for such use or storage of hazardous substances as is incidental to the conduct of the Company's or any of the Subsidiaries' operations, which use and storage is or has been in conformity with applicable laws and regulations, no property or asset owned or leased by the Company or any of the Subsidiaries has been used for the storage, treatment, generation, processing, production or disposal of any hazardous substances or as a landfill or other waste disposal site, except to the extent that such uses or storage do not, individually or in the aggregate, have a Material Adverse Effect. To the Company's Knowledge, underground storage tanks are not and have not been located on or under any property or assets owned or leased by the Company or any of the Subsidiaries, except to the extent that such storage tanks do not, individually or in the aggregate, have a Material Adverse Effect. For the purposes of this SECTION 3.20, "hazardous substances" shall mean those substances defined or listed by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, the Toxic Control Substance Act, the Clean Water Act, the Clean Air Act or comparable state statutes, and regulations thereunder.

          3.21 OFFERING OF THE SHARES

          Neither the Company nor, to the Company's Knowledge, any person acting on its behalf has offered the Securities or any similar securities of the Company for sale or exchange to, solicited any offers to buy such securities of the Company from, or otherwise approached or negotiated with respect to such securities of the Company with, any person other than the Investor and a limited number of other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor, to the Company's Knowledge, any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act and the rules and regulations of the Commission thereunder) which might subject the offering, issuance or exchange of the Securities to the registration requirements of
Section 5 of the Securities Act. The Company will offer and exchange the Securities in compliance with all applicable state securities laws and will make all necessary filings and qualifications required by such laws.

          3.22 INTELLECTUAL PROPERTY

          (a) Attached hereto as SCHEDULE 3.22(a) is a listing of all intellectual property that is material to the Company and/or the Subsidiaries in which the Company or any of the Subsidiaries holds any ownership interest or written license to use ("INTELLECTUAL PROPERTY"). The Intellectual Property includes: (i) patents and patent applications; (ii) registered copyrights, material unregistered works and works for which copyright applications have been filed; (iii) federal or state registered trademarks, service marks and trade names for which applications have been filed; (iv) material common law trademarks, service marks and trade names;
and (v) items which the Company or any of the Subsidiaries considers to be a material trade secret.

          (b) Attached hereto as SCHEDULE 3.22(b) is a listing of all software and databases that are material to the conduct of the business of the Company and the Subsidiaries in which the Company or any of the Subsidiaries: (i) holds any ownership interest ("OWNED SOFTWARE"); or (ii) holds written license to use (with said license agreement being also identified), but excluding PC based software that is available pursuant to "shrink wrap" agreements ("THIRD PARTY SOFTWARE"). To the Company's Knowledge and Subsidiaries' Knowledge, the Company and the Subsidiaries do not use any software or databases that are material to the business of the Company and the Subsidiaries for which the user has neither ownership rights nor a valid license.

          (c) To the Company's Knowledge and the Subsidiaries' Knowledge, the Company or one of the Subsidiaries possesses legal rights in the Intellectual Property and Owned Software that are sufficient to conduct the business of the Company and the Subsidiaries as the same is presently conducted.

          (d) To the Company's Knowledge and the Subsidiaries' Knowledge, the Company and the Subsidiaries possess valid licenses to use the Third Party Software used by the Company and the Subsidiaries that is available pursuant to "shrink wrap" agreements, except as set forth on SCHEDULE 3.22(d) hereto.

          (e) Except for options, licenses or agreements (i) with its own employees, officers, directors or consultants, substantially in the form referenced in subparagraph (h) below, or (ii) options, licenses or agreements granted, received or entered into in the ordinary course of the Company's or any Subsidiary's business, to the knowledge of the Company and the Subsidiaries, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property to which the Company or the Subsidiaries is a party.

          (f) Except for agreements with its own employees or consultants, substantially in the form referenced in subparagraph (h) below, to the Company's Knowledge and the Subsidiaries' Knowledge, there are no outstanding options, licenses or agreements of any kind relating to the Software to which the Company or the Subsidiaries is a party.

          (g) To the Company's Knowledge and the Subsidiaries' Knowledge, neither the Company nor any of the Subsidiaries has received any written communications alleging that the Company or any of the Subsidiaries has violated or, by conducting its business as the same is proposed to be conducted by the Company or any of the Subsidiaries, would violate any Intellectual Property of any other person or entity nor, to the knowledge of the Company and the Subsidiaries, does such a present violation exist.

          (h) Except for the persons listed in SCHEDULE 3.22(h) hereto, each employee and officer of the Company or any of the Subsidiaries has executed the Company's or the Subsidiaries' standard Proprietary Information and Inventions Agreement substantially in the form provided to the Investor.

          3.23 LABOR RELATIONS

          There is no pending or, to the Company's Knowledge, threatened strike, picketing, work stoppage or work slowdown involving employees of the Company or any of the Subsidiaries. No union is certified by the National Labor Relations Board as collective bargaining agent for employees of the Company or any of the Subsidiaries. To the Company's Knowledge, no written demand is pending for recognition of such employees, no election for certification is pending, and, to the best of the Company's Knowledge, no such demand is scheduled. The Company has not incurred any liability or obligation, either directly or indirectly, under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, or any state or local plant closing and severance laws or regulations, and, to the Company's Knowledge within the six-month period immediately following this transaction, the Company will not incur any such liability or obligation if, during such six-month period, only terminations of employment in the normal course of operations occur.

4.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

          The Investor hereby represents and warrants that:

          4.1  AUTHORIZATION

          All corporate action on the part of the Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investment Agreement, the Registration Rights Agreement, and any Ancillary Agreement, the performance of all obligations of the Investor hereunder and thereunder has been taken, and this Agreement, Investment Agreement, the Registration Rights Agreement, the Ancillary Agreement have and constitute valid and legally binding obligations of the Investor, enforceable in accordance with their respective terms (except as enforcement hereof or thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or
(ii) the exercise by courts of equity powers).

          4.2  NO CONFLICT.

          Neither the execution of this Agreement, the Investment Agreement, nor the Warrant Agreement by Investor nor the performance by Investor of its obligations under this Agreement, the Investment Agreement or the Warrant Agreement will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract to which Investor is a party or is bound, the articles of incorporation and bylaws of the Investor or any applicable law or order to which Investor is a party or by which Investor is bound.

          4.3  ACQUIRE ENTIRELY FOR OWN ACCOUNT

          This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by its execution of this Agreement it hereby confirms, that, the Securities to be acquired by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

          4.4  RELIANCE UPON INVESTOR'S REPRESENTATIONS

          The Investor understands that the Securities are not registered under the Securities Act on the ground that the acquisition provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein.

          4.5  SOPHISTICATED INVESTOR

          The Investor is a sophisticated purchaser with respect to the Securities, has been given the opportunity to access the records of the Company and its Subsidiaries and has made its own independent analysis and investigation into the business, operations, financial condition and general creditworthiness of the Company and the Subsidiaries and has made its own independent decision to acquire on the date hereof the Securities pursuant to the terms and conditions set forth in this Agreement, except that the Investor has relied upon the representations, warranties and covenants of the Company contained in this Agreement. The Investor is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

          4.6  ACCESS TO DATA

          The Investor has received and reviewed information about the Company and has had an opportunity to review and discuss the Company's business, management and financial affairs with its management. The Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description.

          4.7  RESTRICTED SECURITIES

          The Investor understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely, subject, in the case of the Series C Preferred Stock, to redemption in accordance with its terms. In particular, the Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available and, except as otherwise contemplated by this Agreement, the Company has no present plans to make such information available.

          4.8  LEGEND

          To the extent applicable, each certificate or other document evidencing any of the Securities being acquired hereunder shall be endorsed with the legend set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

5.   COVENANTS OF THE COMPANY

          From the date of this Agreement, and thereafter so long as the Investor or any of its Affiliates shall hold Securities representing ten percent (10%) or more of the Fully-Diluted Voting Power of the Company, and so long as there shall be any Subordinated Note outstanding, the Company will duly perform and observe for the benefit of the holders of the Securities, each and all of the covenants and agreements hereinafter set forth, PROVIDED, that, if all of the Subordinated Notes shall have been paid in full, the Company will not be obligated to perform and observe the covenants and agreements set forth in SECTIONS 5.15 THROUGH 5.18,
5.20 AND 5.22 THROUGH 5.25; FURTHER; PROVIDED, that so long as the Investor or any of its Affiliates shall hold any of the Securities the Company will duly perform and observe for the benefit of the holders of the Securities, the covenants set forth in SECTIONS 5.1 AND 5.2; FURTHER; PROVIDED; that at any time that a party other than the Investor or any of its Affiliates holds the Subordinated Note, then the covenants and agreements set forth in SECTIONS 5.2, 5.5, 5.22, 5.23 AND 5.25 shall no longer be in effect and SECTIONS 5.15 AND 5.17 shall be replaced by the replacement sections set forth on APPENDIX I hereto.

          5.1  FINANCIAL STATEMENTS AND OTHER REPORTS

               (a) as soon as practicable and in any event within thirty (30) calendar days after the end of each calendar month, an unaudited consolidated statement of operations, consolidated statement of stockholders equity/deficit and a consolidated statement of cash flows of the Company and its Subsidiaries for the period from the beginning of the then current calendar month to the end of such month, and an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month, in the form prepared by the Company for its internal use consistent with past practice and setting forth in each case in comparative form figures for the corresponding period or date in the preceding calendar year.

               (b) as soon as practicable and in any event within sixty (60) calendar days (thirty (30) calendar days after the end of each quarter nine months after the Closing Date) after the end of each quarter (other than the last quarter) in each year, an unaudited consolidated and consolidating statement of operations, consolidated and consolidating statement of stockholders equity/deficit and a consolidated and consolidating statement of cash flows of the Company and its Subsidiaries for the period from the beginning of the then current quarter to the end of such quarter, and an unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter, setting forth in each case in comparative form figures for the corresponding period or date in the preceding calendar year, all in reasonable detail sufficient to permit the Investor to satisfy its Commission reporting obligations and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments and in each case accompanied by a review report by a nationally recognized firm of independent public accountants which shall have performed such review in accordance with Statements on Standards for Accounting and Review Services (or any applicable successor statement) issued by the American Institute of Certified Public Accountants;

               (c) as soon as practicable and in any event within ninety (90) days after the end of each year (sixty (60) days after the end of each year beginning with the first fiscal year end nine months after the Closing Date), audited consolidated and consolidating statements of operations and audited consolidated and consolidating statements of cash flows and an audited consolidated statement of stockholders equity/deficit (including all of the related consolidating statements) of the Company and its Subsidiaries for such year, and an audited consolidated and unaudited consolidating balance sheet of the Company and its Subsidiaries as of the end of such year, together with related schedules and notes thereof, setting forth in each case in comparative form the corresponding figures from the preceding calendar year, all in reasonable detail sufficient to permit the Investor to satisfy its Commission reporting obligations and examined and reported on by a nationally recognized firm of independent public accountants of recognized standing selected by the Company;

              (d) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company shall send to its stockholders and copies of all such registration statements, other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission; and

Together with each delivery of financial statements required by clauses (b) and
(c) of this SUBSECTION 5.1, the Company will deliver to the Investor a certificate by an authorized financial officer of the Company regarding compliance by the Company with the covenants set forth in SUBSECTIONS 5.5, 5.6, 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.15, 5.16, 5.17, 5.22, 5.24 AND 5.25 hereof, and that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

          5.2  OTHER FINANCIAL INFORMATION

          The Company agrees that it will deliver to the Investor promptly after the end of each calendar quarter, but in any event no more than sixty (60) calendar days after the end of each calendar quarter (thirty (30) calendar days after the end of each calendar quarter beginning with the first calendar quarter nine months after the Closing Date), such financial information concerning the business and operations of the Company and its Subsidiaries (i) for such preceding calendar quarter as shall be reasonably necessary or desirable to permit the Investor to prepare and issue to the public, in the ordinary course of the Investor's business, an "earnings" release relating to the Investor's consolidated operations for such fiscal period, and(ii) to permit the Investor to compare month over month, year over year and month to budgeted financial information of the Company.

          5.3  INSPECTION OF PROPERTY

          The Company will permit representatives of the Investor, to visit and inspect, at the Investor's expense, any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times and as often as the Investor may reasonably request.

          5.4 LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES OR SUBORDINATED NOTES

          Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing the Securities, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or Subordinated Note of like tenor for a number of shares of Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Warrants or face value of the Subordinated Notes as the case may be, equal to the number of shares of such stock or face value of such notes represented by the certificate or Subordinate Note lost, stolen, destroyed or mutilated.

          5.5 LIMITATION ON PAYMENT RESTRICTIONS. Other than in connection with Permitted Senior Debt, unless the Investor otherwise consents in writing, the Company will not, and will not permit any of its Subsidiaries to, enter into any loan or other agreement containing a dividend limitation which restricts the ability of the Company to pay dividends on the Series C Preferred Stock in accordance with the Restated Articles.

          5.6  LIMITATION ON TRANSACTIONS WITH AFFILIATES

          Except as set forth on SCHEDULE 5.6 or as contemplated by this Agreement or any Purchase Document, unless the Investor consents in writing, the Company will not, and will not permit any of its Subsidiaries to, conduct, directly or indirectly, any business or enter into any transaction with any employee or director of the Company or any of its Subsidiaries or any Affiliate, Associate or member of the immediate family of any such employee or director involving, directly or indirectly, the (i) payment by the Company or any of its Subsidiaries to any such employee or director or any of the Affiliates, Associates or members of the immediate family of any such employee or director of an aggregate amount in excess of $50,000 or (ii) transfer of property by the Company or any of its Subsidiaries to any such employee or director or any Affiliate, Associate or member of the immediate family of any such employee or director, having an aggregate value in excess of $50,000 without the approval of the disinterested members of the Board of Directors. Payments of cash and transfers of property to the Affiliates, Associates and members of the immediate family of a person shall be aggregated with payments of cash and transfers of property to such person for purposes of determining whether the payments of cash or transfers of property to such person have an aggregate value which exceeds $10,000.

          5.7  INSURANCE

          (a) Unless the Investor otherwise consents in writing, the Company will maintain, and will cause each of its Subsidiaries to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks which are approved by the board of directors of the Company from time to time.

          (b) Within ninety (90) days after the Closing, the Company shall use its reasonable best efforts to obtain and at all times thereafter shall maintain the Key Man Insurance.

          5.8  MAINTENANCE, ETC.

          Unless the Investor otherwise consents in writing, the Company will maintain, preserve and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained, unless the failure to maintain would not reasonably be expected to have a Material Adverse Effect.

          5.9  NATURE OF BUSINESS

          Unless the Investor otherwise consents in writing, neither the Company nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries, would be materially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

          5.10 [Intentionally Omitted].

          5.11 USE OF PROCEEDS

          The Company agrees that it will use the proceeds of the sale of the Securities hereunder for the retirement of approximately $6.5 million of indebtedness, product development, content development and working capital.

          5.12 PAYMENT OF TAXES

          The Company will, and will cause each of its Subsidiaries to pay and discharge promptly as they become due and payable all material taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a

Lien upon its property; PROVIDED that no such Person shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP; PROVIDED FURTHER, that the Company will, and will cause each of its Subsidiaries to, pay any such tax, assessment, charge, levy or claim prior to the commencement of any proceeding to foreclose any Lien securing the same.

          5.13 CONDUCT OF BUSINESS

          Subject to SECTION 5.17 hereof, the Company and each Subsidiary shall
(a) maintain its corporate existence, (b) maintain in full force and effect all bonds, franchises, patents and trademarks, and all governmental licenses, permits and authorizations, in each case which are material to the conduct of its business, (c) maintain in full force and effect all leases, contracts and other rights, and all non-governmental licenses, permits and authorizations, in each case the loss of which would have a Material Adverse Effect, and (d) comply with all applicable laws, orders, regulations and ordinances of all Governmental Authorities, except for such laws, orders, regulations and ordinances the violation of which would not be reasonably likely to have a Material Adverse Effect.

          5.14 NOTICE OF SUITS, ADVERSE CHANGES IN BUSINESS AND DEFAULTS

          The Company and each Subsidiary shall immediately as to PARAGRAPH (d) below, or as to all other paragraphs of this SECTION 5.14, as soon as possible, and in any event within fifteen (15) days after it learns of any of the following, give written notice to the Investor of:

          (a) any proceeding(s) being instituted or threatened to be instituted by or against the Company or a Subsidiary in any federal, state, local or foreign court or before any Governmental Authority in which injunctive relief is requested which would reasonably be expected to materially and adversely affect the business of the Company and its Subsidiaries taken as a whole or in which the amount in controversy exceeds $100,000 and any litigation, proceeding, investigation or claim that would reasonably be expected to materially impair the Company's ability to perform any of its material obligations under (i) any of the Purchase Documents, or
(ii) the Restated Articles, as amended, or by-laws, as amended, of the Company or any Subsidiary;

          (b) any change in the business, assets or financial condition, of the Company or any Subsidiary which can reasonably be expected to have a Material Adverse Effect;

          (c) the occurrence of any Event of Default as defined in any of the Senior Debt Documents; and

          (d) the occurrence of any Event of Default under SECTION 7 hereof or the Subordinated Note.

          5.15 LIENS OR ENCUMBRANCES

          The Company will not create or suffer to exist or permit any Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, EXCEPT AS FOLLOWS (collectively, the "PERMITTED LIENS"):

          (a)  Liens at any time granted in favor of the Investor;

          (b) (A) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or that are being Properly Contested and
(B) statutory Liens arising in the ordinary course of the Company's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or such Liens are being Properly Contested.

          (c)  Purchase Money Liens securing Permitted Purchase Money
Indebtedness;

          (d) Liens securing Indebtedness of one of the Company's Subsidiaries to the Company or another such Subsidiary;

          (e) reservations, exceptions, easements, rights-of-way and other similar encumbrances affecting the real Property of the Company and its Subsidiaries that do not interfere with the ordinary conduct of the business of the Company and Subsidiaries;

          (f) such other Liens existing on the Closing Date which are set forth on SCHEDULE 5.15(f);

          (g) Liens securing obligations of the Company in respect of Permitted Senior Debt; and

          (h) such other Liens as the Investor may hereafter approve in writing.

          5.16 INDEBTEDNESS

          Except as expressly provided herein, neither the Company, nor any Subsidiary will incur, create, assume, become or be liable in any manner with respect to any Indebtedness, EXCEPT AS FOLLOWS (collectively, the "PERMITTED INDEBTEDNESS"): (a) the Indebtedness evidenced by the Subordinated Notes and other obligations of the Company under this Agreement and the other Purchase Documents to which the Company is a party, (b) Indebtedness of the Company secured by Purchase Money Liens and Indebtedness of the Company under Capital Leases not to exceed $2,000,000 in the aggregate at any time outstanding and shall be secured solely by trade accounts receivable and equipment; and (c) Permitted Senior Debt(as set forth on SCHEDULE 5.16(c)).

          5.17 CONSOLIDATIONS, MERGERS OR ACQUISITIONS

          Neither the Company nor any Subsidiary will recapitalize or consolidate with, merge with, acquire the capital stock of, or otherwise acquire all or any substantial part of the assets or properties of any other Person except that (i) a wholly-owned Subsidiary of the Company may merge into another wholly-owned Subsidiary of the Company, (ii) a Subsidiary of the Company may merge into the Company, and (iii) the Company may acquire the capital stock of, or otherwise acquire all or any substantial part of the assets or Properties of any other Person, if the aggregate consideration payable for such acquisition is less than or equal to $1,000,000 for a rolling twelve (12) month period and such acquisition is otherwise permitted by this Agreement.

          5.18 [INTENTIONALLY OMITTED.]

          5.19 FISCAL YEAR-END

          Neither the Company nor any Subsidiary will change its fiscal year end from June 30 of each year without the approval of the Investor which consent will not be unreasonably withheld.

          5.20 PAYMENTS ON SUBORDINATED DEBT

          Except as expressly agreed to herein, the Company will not make any principal payment of or interest payment on, or purchase or acquire, or prepay, any Indebtedness which is subordinate to the Subordinated Notes; or permit any notes or agreements evidencing Indebtedness which is subordinated to the Subordinated Notes, or any subordination agreement executed in connection therewith, to be modified or amended or any agreement or consent to be given thereunder, whereby any provisions thereof relating to the subordination thereof to the Subordinated Notes are waived, modified or discharged, or there is any acceleration of the maturities therein provided.

          5.21 BOOKS AND RECORDS

          Beginning nine months after the Closing Date, the Company will keep and maintain satisfactory and adequate books and records of account in which entries are made in accordance with GAAP.

          5.22 PERFORMANCE

          The Company will deliver to the Investor promptly after the end of each quarter, but in any event no more than thirty (30) calendar days after the end of each quarter, a statement describing the percent of Content completed as of the end of such quarter.

          5.23 DISASTER RECOVERY AND CONTINGENCY PROGRAM

          Within 120 days of the Closing Date, the Company and each Subsidiary will implement and maintain (and at least annually review the sufficiency of) a disaster recovery and contingency plan that addresses plans for continuing operations upon the occurrence of a natural disaster or other event that destroys or prevents the use of or access to any of the Company's primary mainframe computer systems and addresses events that destroy or prevent the use of or access to other material computer systems, material information databases and records, and primary operations facility.

          5.24 GUARANTIES

          Neither the Company, nor any Subsidiary will guarantee, assume or otherwise agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of any other Person, EXCEPT AS FOLLOWS (collectively, the "PERMITTED GUARANTIES"): (a) in favor of Investor, OR (b) to endorse checks or drafts in the ordinary course of business, OR (c) guarantees or other contingent obligations to secure on behalf of the Company performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations in the ordinary course of such business, (d) to the extent that the Investor otherwise consents in writing, or (e) guarantees of Permitted Indebtedness. NOTWITHSTANDING THE FOREGOING EXCEPTIONS, neither the Company nor any Subsidiary may become so liable in a manner that otherwise violates any covenant hereunder or that otherwise causes an Event of Default hereunder.

          5.25 ISSUANCE OF ADDITIONAL EQUITY

          Neither the Company nor any Subsidiary will permit the issuance (or reissuance) of any equity interests (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such beneficial or equity interest, except for (i) the grant of options under the Company's 1994 Stock Option Plan,
(ii) the issuance of stock upon exercise or conversion of outstanding options, warrants or other securities convertible into or exchangeable for stock of the Company, (iii) pursuant to written agreements provided to the Investor prior to the date hereof that provide for the issuance of stock to former employees of the Company on a future date; or (iv) as otherwise contemplated by or permitted under the Purchase Documents.

          5.26 [INTENTIONALLY OMITTED].

6.   [INTENTIONALLY OMITTED]

7.   DEFAULTS AND EVENTS OF DEFAULT UNDER THE NOTES

     Upon the occurrence of any of the following events prior to the repayment of the Subordinated Notes (each a "DEFAULT"):

          (a) the Company fails to pay all or any portion of the principal on the Subordinated Notes when due; or the Company fails to pay any interest or fails to pay any other amounts payable under the Subordinated Notes, and such failure to pay interest, or other amounts continues for more than five (5) days after such amount becomes due in accordance with the terms of the Subordinated Notes; or

          (b) the Company fails or neglects to perform, keep or observe any of the covenants, conditions, promises or agreements contained in SECTIONS 5.6, 5.9, 5.16, AND 5.17; or

          (c) the Company fails or neglects to perform, keep or observe any of the covenants, conditions, promises or agreements contained in SECTIONS 5.1, 5.2, 5.4, 5.7, 5.12, 5.13(d) OR 5.15 hereof or in the Subordinated Notes and such failure or neglect continues for a period of thirty (30) days (only five
(5) days in the case of SECTION 5.1, 5.2 OR 5.22 and sixty (60) days in the case of SECTION 5.12) after the Company's Knowledge or receives notice from Investor of such failure, of such failure or neglect; or

          (d) any warranty or representation heretofore, now or hereafter made by the Company in or pursuant to any of the Purchase Documents is untrue or incorrect in any material respect as of the date as of which made, or any schedule, certificate, financial data or notice furnished at any time to the Investor by the Company under or pursuant to the Purchase Documents, is untrue or incorrect in any material respect on the date as of which made and in either case results in a Material Adverse Effect; or

          (e) a judgment or order requiring payment in excess of insurance coverage by more than $100,000 shall be rendered against the Company and such judgement or order shall remain unsatisfied or undischarged or unbonded and in effect for thirty (30) consecutive days without a stay of enforcement or execution; or

          (f)  a notice of Lien, levy or assessment (other than a Permitted
Lien) is filed or recorded with respect to any material portion of the assets of the Company by any Governmental Authority for any taxes or debts owing at any time or times hereafter to any one or more of them become a Lien (other than a Permitted Lien) upon any material portion of the assets of the Company and any of the foregoing is not cured within thirty (30) days; or

          (g) any material portion of the assets of the Company is attached, subjected to a writ or distress warrant, or is levied upon (and any of the foregoing is not cured within ten (10) days) seized or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

          (h) a proceeding under 11 U.S.C. Sections 101 ET SEQ., as amended, and any similar or successor Federal statute, and the rules and regulations thereunder (collectively, the "BANKRUPTCY CODE"), seeking an order for relief or under any other bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against the Company and such proceeding is not dismissed within sixty (60) days of the date of its filing, or a proceeding under the Bankruptcy Code seeking an order for relief or under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by the Company, or the Company makes an assignment for the benefit of creditors, or the Company takes any corporate action to authorize any of the foregoing; or

          (i) the Company voluntarily or involuntarily dissolves or is dissolved, or its existence terminates or is terminated; or

          (j) the Company becomes insolvent or fails generally to pay its debts as they become due; or

          (k) the Company fails to pay any principal of or interest on any Indebtedness having an outstanding principal amount of $100,000 or more ("MATERIAL INDEBTEDNESS") (including without limitation any such Indebtedness assumed or guaranteed and any Indebtedness pursuant to any Senior Debt Documents) for a period longer than the grace period, if any, provided for such payment; or any default under any instrument or agreement evidencing, creating, securing or otherwise relating to Material Indebtedness (including without limitation any guaranty or assumption agreement relating to such Material Indebtedness) or other event occurs and continues beyond any applicable grace period, if the effect of such default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or their representative) to cause, such Material Indebtedness (or the obligations under any such guaranty or assumption agreement) to become due and payable prior to the stated maturity thereof; or

          (l)  [Intentionally Omitted];

          (m)  a Change of Control shall occur; or

          (n) the Company fails to meet any of the performance targets set forth on EXHIBIT G. Such performance shall be measured on a cumulative annual basis.

then, and in any such event, (x) if such event is of the type described in paragraph (h) or (i) of this SECTION 7, there will be an automatic Event of Default ("Event of Default") and the Subordinated Notes and all other amounts owing under this Agreement shall automatically become due and payable, or (y) in any other such Default, and at any time thereafter, if such Default shall then be continuing, the Investor may, by written notice to the Company, declare an Event of Default and declare due and payable the principal of, and interest on, the Subordinated Notes and all other amounts owing under this Agreement, whereupon the same shall be immediately due and payable. In the event of an Event of Default, the Subordinated Notes shall become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. In the event of a Default described in Paragraph (n) (a "STEP-UP EVENT OF DEFAULT"), then in addition to all other remedies allowed hereunder and in the Subordinated Notes, the Warrants shall be immediately adjusted pursuant to SECTION 4 of the Warrants.

8.   CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING

          The obligations of the Investor under SECTION 2.1(a) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall only be effective against the Investor if it consents in writing thereto:

          8.1  REPRESENTATIONS AND WARRANTIES

          The representations and warranties of the Company contained in SECTION 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, except for changes contemplated by this Agreement (including
SCHEDULE 3 hereto) and except for those representations and warranties which address matters only as of a particular date. Investor shall have received a certificate dated as of the Closing Date signed by an executive officer of the Company confirming the fulfillment of this condition.

          8.2  PERFORMANCE

          The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and Investor shall have received a certificate dated as of the Closing signed by an executive officer of the Company confirming the fulfillment of this condition.

          8.3  QUALIFICATIONS

          All authorizations, approvals, waivers, Consents or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and transfer of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing. All required third party consents shall have been obtained.

          8.4  PROCEEDINGS AND DOCUMENTS

          All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor's special counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          8.5  OPINION OF COMPANY COUNSEL

          The Investor shall have received from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, special counsel for the Company, an opinion, dated the date of the Closing, in form and substance satisfactory to special counsel to the Investor, to the effect set forth in EXHIBIT F.

          8.6  INVESTMENT AGREEMENT

          The Company, the Investor and the stockholders of the Company set forth on Exhibit A to the Investment Agreement shall have entered into the Investment Agreement in the form attached hereto as EXHIBIT E (the "Investment Agreement").

          8.7  REGISTRATION RIGHTS AGREEMENT

          The Company and the Investor shall have entered into the Registration Rights Agreement in the form attached hereto as EXHIBIT H (the "REGISTRATION RIGHTS AGREEMENT").

          8.8  RESTATED ARTICLES.

          The Company shall adopt and file with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah on or before the Closing the Restated Articles.

          8.9  PURCHASE DOCUMENTS

          The Company shall have issued and delivered to the Investor the Securities to be issued by it pursuant to this Agreement; and the Investor shall have received a counterpart of this Agreement and of each of the other Purchase Documents, duly executed by each party thereto.

          8.10  EMPLOYMENT AGREEMENTS

     The Company and each of Dave Whetten, Bill Woahn and Frank Weinrauch shall have entered into an Employment Agreement in substantially the form attached hereto as EXHIBIT J (the "EMPLOYMENT AGREEMENTS").

          8.11  BLUE SKY

     The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Common Stock, Preferred Stock, Subordinated Notes and Warrants hereunder and under the other Purchase Documents and the Common Stock issuable upon conversion of such Preferred Stock and the exercise of such Warrants.

          8.12 MARKETING AND SALES AGREEMENT.

          The Company and the Investor shall have entered into the Marketing and Sales Agreement in the form attached hereto as EXHIBIT K (the "MARKETING AGREEMENT").

9.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

          The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

          9.1  REPRESENTATIONS AND WARRANTIES

          The representations and warranties of the Investor contained in
SECTION 4 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, except for changes contemplated by this Agreement (including SCHEDULE 3 hereto) and except for those representations and warranties which address matters only as of a particular date.

          9.2  QUALIFICATIONS

          All authorizations, approvals, waivers, Consents or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and exchange of the Common Stock, Series C Preferred Stock, the Subordinated Notes and the Warrants pursuant to this Agreement shall be duly obtained and effective as of the Closing. All required third party consents identified on SCHEDULE 9.2 shall have been obtained.

          9.3  OPINION OF INVESTOR'S COUNSEL

          The Company shall have received from Winston & Strawn, special counsel for the Investor, an opinion, dated the date of the Closing, in form and substance satisfactory to special counsel to the Company, to the effect set forth in EXHIBIT I.

          9.4  BLUE SKY

     The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Common Stock, Preferred Stock, Subordinated Notes and Warrants hereunder and under the other Purchase Documents and the Common Stock issuable upon conversion of such Preferred Stock and the exercise of such Warrants.

          9.5  INVESTMENT AGREEMENT

          The Company, the Investor and the stockholders of the Company set forth on Exhibit A to the Investment Agreement shall have entered into the Investment Agreement.

          9.6  PERFORMANCE

          The Investor shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and Company shall have received a certificate dated as of the Closing signed by an executive officer of the Company confirming the fulfillment of this condition.

          9.7  PROCEEDINGS AND DOCUMENTS

          All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company's special counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          9.8  PURCHASE DOCUMENTS

          The Company shall receive a counterpart of this Agreement and of each of the other Purchase Documents, duly executed by each party thereto.

          9.9  REGISTRATION RIGHTS AGREEMENT

          The Company and the Investor shall have entered into the Registration Rights Agreement.

          9.10 MARKETING AND SALES AGREEMENT.

          The Company and the Investor shall have entered into the Marketing Agreement.

          9.11 RESTATED ARTICLES.

          The Restated Articles shall have been filed with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah.

10.  [Intentionally Omitted].

11.  INDEMNIFICATION

          11.1 INDEMNIFICATION BY THE COMPANY

          (a) The Company hereby agrees to indemnify and hold harmless the Investor (including its officers, directors and employees) and its affiliates against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever of the Investor (including reasonable attorneys' fees) (collectively, "LOSSES") resulting from or arising out of the inaccuracy of any representation or warranty or the breach or non-performance of any covenant or agreement of the Company contained in this Agreement.

          (b) If any action, proceeding or claim shall be brought or asserted against the Investor (including its officers, directors and employees) or its Affiliates (each, an "INVESTOR INDEMNIFIED PARTY") by any third party, which action, proceeding or claim, if determined adversely to the interest of the Investor Indemnified Party, would entitle the Investor Indemnified Party to indemnity pursuant to this SECTION 11.1, the Investor Indemnified Party shall promptly but in no event later than 30 days from the date that such Investor Indemnified Party shall become aware of such action, proceeding or claim, notify the Company of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto, and the Company shall be entitled to assume the defense thereof and have the sole control of the defense and settlement thereof, including the employment of counsel and the payment of all expenses; PROVIDED, HOWEVER, that the Investor Indemnified Party shall have the right to employ counsel separate from counsel employed by the Company in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of the Investor Indemnified Party unless (i) (1) the employment thereof has been specifically authorized by the Company in writing or (2) the use of counsel chosen by the Company to represent the Investor Indemnified Party would present such counsel with a conflict of interest or (ii) the Company has failed to assume the defense and to employ counsel.

The Company shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Company (unless such consent is unreasonably withheld by the Company), but if settled with the written consent of the Company, or if there shall be a final judgment for plaintiff in any such action, the Company agrees to indemnify and hold harmless the Investor Indemnified Party from and against any and all Losses by reason of such settlement or judgment. Notwithstanding the foregoing, without the written consent of the Investor Indemnified Party, the Company shall not be entitled to settle any nonmonetary claim involving the business, operations or assets of the Investor Indemnified Party if such settlement would impose on it any obligation which cannot be satisfied by the payment of money. The Company agrees to indemnify and hold harmless the Investor Indemnified Party from any and all legal expenses reasonably incurred by such Investor Indemnified Party in connection with the successful enforcement of its rights, in whole or in part, to indemnity under this SECTION 11.1.

          (c) The Company's total indemnification obligation hereunder shall not exceed the Purchase Price.

          11.2 INDEMNIFICATION BY THE INVESTOR

          (a) The Investor hereby agrees to indemnify and hold harmless the Company (including its officers, directors and employees) or its Affiliates against any and all Losses resulting from or arising out of the inaccuracy of any representation or warranty or the breach or non-performance of any covenant or agreement of the Investor contained in this Agreement.

          (b) If any action, proceeding or claim shall be brought or asserted against the Company (including its officers, directors and employees) or its Affiliates (each a "COMPANY INDEMNIFIED PARTY") by any third party, which action, proceeding or claim, if determined adversely to the interests of the Company Indemnified Party, would entitle the Company Indemnified Party to indemnity pursuant to this SECTION 11.2, the Company Indemnified Party shall promptly, but in no event later than 30 days from the date that such Company Indemnified Party shall become aware of such action, proceeding or claim, notify the Investor of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto, and the Investor shall be entitled to assume the defense thereof and have sole control of defense and settlement thereof, including the employment of counsel and the payment of all expenses; PROVIDED, HOWEVER, that the Company Indemnified Party shall have the right to employ counsel separate from counsel employed by the Investor in any such action and to participate in the defense thereof, and the fees and expenses of such counsel employed by the Company Indemnified Party shall be at the expense of the Company Indemnified Party unless (i) (1) the employment thereof has been specifically authorized by the Investor in writing or (2) the use of counsel chosen by the Investor to represent the Company
Indemnified Party would present such counsel with a conflict of interest or
(ii) the Investor has failed to assume the defense and to employ counsel.
The Investor shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Investor (unless such consent is unreasonably withheld by the Investor), but if settled with the written consent of the Investor or if there shall be a final judgment for the plaintiff in any such action, the Investor agrees to indemnify and hold harmless the Company Indemnified Party against any and all Losses by reason of such settlement or judgment. Notwithstanding the foregoing, without the written consent of the Company Indemnified Party, the Investor shall not be entitled to settle any nonmonetary claim involving the business, operations or assets of the Company Indemnified Party if such settlement would impose on the Company Indemnified Party any obligation which cannot be satisfied by the payment of money. The Investor agrees to indemnify and hold harmless the Company Indemnified Party from any and all legal expenses reasonably incurred by the Company Indemnified Party in connection with the successful enforcement of its rights, in whole or in part, to indemnity under this
SECTION 11.2.

12.  MISCELLANEOUS

          12.1 ENTIRE AGREEMENT

          This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          12.2 EXPIRATION OF WARRANTIES

          The warranties and representations of the Company and the Investor contained in this Agreement shall in no way be affected by an investigation of the subject matter thereof made by or on behalf of the Company or the Investor and shall expire three years from the date of the Closing and be of no further force and effect on such date except that (i) the representations and warranties contained in SECTIONS 3.17, 3.19 AND 3.20 shall survive the Closing until the expiration of the applicable statute of limitations and (ii) the representations and warranties contained in SECTIONS 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 and the provisions of SECTION 6.1 shall survive the Closing and continue indefinitely.

          12.3 SUCCESSORS AND ASSIGNS

          Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          12.4 GOVERNING LAW

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF.

          12.5 COUNTERPARTS

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.6 TITLES AND SUBTITLES

          The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          12.7 NOTICES

          Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service, upon confirmation of telex or telecopy, five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid or upon the next day following deposit with a nationally recognized overnight air courier, addressed as follows:

          (a)  if to the Investor, to:

               CCC Information Services Inc.
               World Trade Center Chicago
               444 Merchandise Mart
               Chicago, Illinois 60654
               Attention: Leonard L. Ciarrocchi
               Telecopy: (312) 527-1843

               With a copy to:

               Leland E. Hutchinson
               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois 60601-9703
               Telecopy: (312) 558-5700

          (b)  if to the Company, to:

               InsurQuote Systems, Inc.
               517 East 1860 South
               Provo, Utah  84606
               Attention:  Bill Woahn
               Telecopy:  (801) 373-4017

               With a copy to:

               Mark Bonham
               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California  94304
               Telecopy:  (650) 493-6811

Any party may by notice given in accordance with this SECTION 12.7 to the other party to this Agreement designate another address or person for receipt of notice hereunder.

          12.8 FINDER'S FEES

          Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.

          The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

          12.9 AMENDMENTS AND WAIVERS

          Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

          12.10 SEVERABILITY

          If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          12.11 SPECIFIC ENFORCEMENT

          The Investor, on the one hand, and the Company, on the other hand, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
 It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this remedy being in addition to any other remedy to which they may be entitled at-law or equity.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              CCC INFORMATION SERVICES INC.


                              By: __________________________
                              Name:
                              Title:

                              INSURQUOTE SYSTEMS, INC.


                              By: ___________________________
                              Name:
                              Title: